Exhibit 32.2

WESTCORP

CERTIFICATION OF CFO

In connection with the Quarterly Report of Westcorp (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company, hereby certifies, to the best of his knowledge and belief and pursuant to 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing Certification is furnished solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

WESTCORP

/s/ Lee A. Whatcott

Lee A. Whatcott
Executive Vice President,
Chief Financial Officer and
Chief Operating Officer (Principal Financial and Accounting Officer)

Date:	August 6, 2004